UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 2, 2019

AMBER ROAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of principal executive offices, including zip code)

(201) 935-8588

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

INTRODUCTORY NOTE

As previously disclosed on May 13, 2019 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Amber Road, Inc. (the “Company”), on May 12, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Parent Holdings, LLC, a Delaware limited liability company (“Parent”), Chicago Merger Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Purchaser”), and E2open, LLC (“E2open”), solely for purposes of Section 9.17 of the Merger Agreement. Under the terms of the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company common stock, $0.001 par value per share (the “Shares”), at a purchase price of $13.05 per Share (the “Offer Price”), net to the holder thereof in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 3, 2019 (the “Offer to Purchase”), and in the related Letter of Transmittal and Notice of Guaranteed Delivery.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Offer expired as scheduled at one minute after 11:59 p.m. Eastern Time on July 1, 2019 (the “Expiration Time”). Approximately 23,640,724 Shares were validly tendered and not withdrawn in accordance with the terms of the Offer, representing approximately 78.4% of the fully diluted Shares (as calculated in accordance with the Merger Agreement) at such time. Additionally, approximately 487,177 Shares were tendered by notice of guaranteed delivery, together with all other Shares validly tendered and not withdrawn in accordance with the terms of the Offer, representing approximately 79.9% of the fully diluted Shares (as calculated in accordance with the Merger Agreement) at such time. All conditions to the Offer having been satisfied, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer.

On July 2, 2019, following acceptance of the tendered Shares and concurrently with payment therefor, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Parent, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share that was outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (A) Shares owned by Parent, Purchaser or the Company, or by any wholly-owned subsidiary of Parent, Purchaser or the Company, and (B) any Shares owned by stockholders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon and less any applicable withholding taxes. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive an amount of cash equal to the Offer Price, net to the holder thereof, without interest thereon and less any applicable withholding taxes).

In addition, at the Effective Time, each option to purchase Shares, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time (each, a “Company Option”) was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Company Option, less any required withholding taxes (the “Option Consideration”). Any Company Option with an exercise price per Share greater than or equal to the Offer Price was cancelled for no consideration. The Option Consideration payable on vested Company Options will be paid on the first regularly scheduled payroll date at least three business days following the Merger. The Option Consideration payable on unvested Company Options (subject to certain exceptions) will be subject to the satisfaction of the original vesting conditions applicable to such unvested Company Options and will be paid to holders who have satisfied the applicable vesting conditions on the first regularly scheduled payroll date that is on or following the first day of the fiscal quarter immediately following the applicable vesting date of such unvested Company Options.

Each restricted stock unit granted pursuant to any Company Equity Plan (as defined in the Merger Agreement) that vests solely based on time and was outstanding immediately prior to the Effective Time (each, a “Company RSU”) was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the Offer Price, multiplied by (ii) the total number of Shares subject to such Company RSU, less any required withholding taxes (the “RSU Consideration”). The RSU Consideration payable on vested Company RSUs will be paid on the first regularly scheduled payroll date at least three business days following the Merger. The RSU Consideration payable on unvested Company RSUs (subject to certain exceptions) will be subject to the satisfaction of the original vesting conditions applicable to such unvested Company RSUs and will be paid to holders who have satisfied the applicable vesting conditions on the first regularly scheduled payroll date that is on or following the first day of the fiscal quarter immediately following the applicable vesting date of such unvested Company RSUs.

Each vested performance stock unit or restricted stock unit granted pursuant to any Company Equity Plan (as defined in the Merger Agreement) that vests in whole or in part on the basis of the achievement of performance targets and was outstanding and unsettled immediately prior to the Effective Time (each, a “Company PSU”) was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the Offer Price, multiplied by (ii) the total number of Shares subject to such vested Company PSU, less any required withholding taxes (the “PSU Consideration”). The PSU Consideration payable on vested Company PSUs will be paid on the first regularly scheduled payroll date at least three business days following the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated May 13, 2019, and is incorporated by reference herein.

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On July 2, 2019, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the Merger and requested that NYSE file with the SEC a notification on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, on July 2, 2019, NYSE filed the Form 25 with the SEC to delist and deregister the Shares. Trading of the Shares on NYSE was halted prior to the opening of trading on July 2, 2019 and will be suspended prior to the next trading day. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the termination and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information disclosed under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer, a change in control of the Company occurred. Upon the Effective Time, the Company became an indirect wholly-owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.01 and Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the Effective Time, each director of the Company immediately prior to the Effective Time resigned from and ceased serving as a director of the Board of Directors of the Company and any and all committees thereof. Each director resigned in accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, at the Effective Time, Jarett Janik and Laura Fese, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company.

In connection with the consummation of the Merger, each of the officers of the Company prior to the Effective Time, including James W. Preuninger (Chief Executive Officer), Thomas E. Conway (Chief Financial Officer), and Nathan Pieri (Chief Product Officer), was removed by operation of law and the following officers of Purchaser as of immediately prior to the Effective Time became the officers of the Company:

Name	Title

Jarett Janik	President and Treasurer
Laura Fese	Vice President and Secretary

The information required by Item 5.02 of Form 8-K regarding the new directors and officers has been previously disclosed in the Offer to Purchase, which information is incorporated by reference herein.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated (the “Amended Certificate of Incorporation”) and the bylaws of the Company were amended and restated (the “Amended Bylaws”).

The Amended Certificate of Incorporation and the Amended Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01	OTHER EVENTS

On July 2, 2019, the Company and E2open issued a press release announcing the consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	EXHIBITS

(d) The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 12, 2019, by and among Amber Road, Inc., Eagle Parent Holdings, LLC, and Chicago Purchaser, Inc.(incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Amber Road, Inc. with the Securities and Exchange Commission on May 13, 2019).

3.1	Fourth Amended and Restated Certificate of Incorporation of Amber Road, Inc., effective as of July 2, 2019.

3.2	Second Amended and Restated Bylaws of Amber Road, Inc., effective as of July 2, 2019.

99.1	Press Release issued by E2open, LLC, dated July 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBER ROAD, INC.

By:	/s/ Laura Fese
Name:	Laura Fese
Title:	Vice President and Secretary

Dated: July 2, 2019